UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 14, 2019

CytoDyn Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-49908	83-1887078
(State or other jurisdiction of incorporation)	(SEC File Number)	(I.R.S. Employer Identification No.)

1111 Main Street, Suite 660 Vancouver, Washington	98660
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (360) 980-8524

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On January 14, 2019 and January 18, 2019, CytoDyn Inc. (the “Company”) issued $2.11 million in aggregate principal amount of unsecured convertible promissory notes (the “Notes”) and related warrants (the “Warrants”) to purchase common stock of the Company (the “Common Stock”) in a private placement to various accredited investors (collectively, the “Private Placements”), pursuant to subscription agreements entered into with each (collectively, the “Subscription Agreements”), in exchange for cash in an equal amount. The proceeds are anticipated to be used for general working capital and to fund clinical trials.

The terms of the Private Placements and of the Notes and the Warrants are identical to those of the private placement that occurred on December 28, 2018 (the “Prior Placement”), as described in the Form 8-K filed with the Securities and Exchange Commission on January 3, 2019 (the “Prior 8-K”),which is incorporated herein by reference. Each of the Notes matures nine months from the date of its initial issuance.

Item 3.02. Unregistered Sales of Equity Securities.

In the Private Placements, the Company sold $2.11 million in aggregate principal amount of Notes and related Warrants to various accredited investors. The principal amount of the Notes plus unpaid accrued interest is convertible at the election of the holders into shares of Common Stock at any time prior to maturity at an initial conversion price of $0.50 per share, with an aggregate of 4,220,000 shares of the Company’s Common Stock initially underlying the Notes.

As part of the investment in the Notes, the Company also issued Warrants exercisable for 50% of the shares into which the Notes are convertible, with Warrants for an aggregate of 2,110,000 shares of Common Stock issued in the Private Placements. The Warrants are exercisable at a price of $0.30 per share. The Warrants are currently exercisable in full and will expire five years from the date of issuance.

As a result of the issuance of the Notes, pursuant to the terms of the Placement Agent Agreement, dated July 26, 2018, entered into in connection with an earlier private securities offering of common stock and warrants, the placement agent in that offering earned a “tail fee” comprising warrants exercisable for 402,000 shares of Common Stock (the “Placement Agent Warrants”) and a cash fee of $241,200. The Placement Agent Warrants are exercisable at a price of $0.50 per share and will expire five years from the date of issuance. The Placement Agent Warrants provide for cashless exercise.

Each of the Notes investors has represented to the Company that it is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The Company relied on the exemption from registration afforded by Section 4(a)(2) of the Securities Act in connection with the issuance of the Notes, the Warrants and the Placement Agent Warrants.

The descriptions contained herein of the Notes, the Warrants, the Subscription Agreement, the Placement Agent Warrants and the offering thereof is qualified in its entirety by reference to the full text of the Notes, the Warrants the Subscription Agreements and the Placement Agent Warrants, the forms of which were filed as Exhibits 4.1, 4.2, 4.3 and 10.1, respectively, to the Prior Form 8-K and are incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CytoDyn Inc.

January 18, 2019	By:	/s/ Michael D. Mulholland
	Name:	Michael D. Mulholland
	Title:	Chief Financial Officer